Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation in the registration statement on Form S-3/A Amendment No. 1 of Waste Services, Inc. (the “Registration Statement”) of our report dated February 11, 2004, on our audits of the consolidated financial statements of Florida Recycling Services, Inc. of Illinois and Subsidiary for the years ended December 31, 2003, 2002 and 2001 which appear in Capital Environmental Resource Inc.’s Current Reports on Form 8-K filed on May 10, 2004 and June 9, 2004 and to the reference to us under the heading “Experts” in the Registration Statement.

SHEPARD SCHWARTZ & HARRIS LLP

July 29, 2004.